1717 Main Street, Suite 3700 Dallas, Texas 75201 214.659.4400 Phone 214.659.4401 Fax andrewskurth.com

EXHIBIT 5.1

[                    ], 2013

Independent Bank Group, Inc.

1600 Redbud Boulevard, Suite 400

McKinney, Texas 75069

Ladies and Gentlemen:

We have acted as special counsel to Independent Bank Group, Inc., a Texas corporation (the “Company”), in connection with the preparation and filing of the Company’s Registration Statement on Form S-1 (Registration No. 333-[            ]) (the “Registration Statement”), as initially filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on February [    ], 2013 (the “Registration Statement”), relating to the registration of the offering for sale of an aggregate of 3,680,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which includes 480,000 shares of the Common Stock subject to the underwriters’ over-allotment option. The Shares are proposed to be sold to the underwriters pursuant to an underwriting agreement to be entered by and among the Company and Sandler O’Neill + Partners, L.P., for itself and as representative for the other underwriters to be named therein (the “Underwriting Agreement”). This opinion letter is being delivered in connection with the filing of the Registration Statement with the Commission.

As the basis for the opinion expressed herein, we have examined the Registration Statement, the form of Underwriting Agreement as most recently filed as an exhibit to the Registration Statement, such statutes, including the Texas Business Organizations Code, as amended (the “TBOC”), regulations, corporate records and documents, including the Amended and Restated Certificate of Formation of the Company and the Second Amended and Restated Bylaws of the Company, and other instruments and documents and have made such other investigations as we have deemed necessary or advisable for the purposes of rendering the opinion expressed herein. As to questions of fact material to this opinion, we have relied, with your concurrence, upon certificates of representatives of the Company and public officials.

In making such examination and rendering the opinion expressed herein, we have assumed, but have not verified, (i) that all signatures on documents examined by us are genuine, (ii) the legal capacity of all natural persons, (iii) the authenticity and completeness of all documents submitted to us as originals and (iv) the conformity to authentic and complete original documents of all documents submitted to us as certified, conformed or photostatic copies.

Austin         Beijing         Dallas         Houston         London         New York         The Woodlands         Washington, DC

Independent Bank Group, Inc.

[                    ], 2013

Based upon the foregoing, but assuming no responsibility for the accuracy or the completeness of the data supplied by the Company and subject to the qualifications, limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that, when the Registration Statement has been declared effective by the Commission and the Shares have been issued and delivered pursuant to and in accordance with the Underwriting Agreement against payment of the consideration set forth therein, the Shares will be validly issued, fully paid, and nonassessable.

We express no opinion other than as to the TBOC.

This opinion speaks only as of its date. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law after the effective date of the Registration Statement. We express no opinion with respect to any specific legal issues other than those explicitly addressed herein.

We hereby consent to the filing by you of this opinion as an exhibit to the Registration Statement and the use of our name under the caption “Legal Matters” in the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the SEC promulgated thereunder.

Very truly yours,